UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2019
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Element Solutions Inc
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(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Financial Officer
Effective on March 12, 2019, the Board of Directors (the "Board") of Element Solutions Inc ("Element Solutions" or the "Company") appointed Carey J. Dorman, previously Corporate Treasurer and Vice President, Investor Relations, as the Company's Chief Financial Officer. Mr. Dorman replaces John P. Connolly, who resigned as Chief Financial Officer, effective March 12, 2019. In this new role, Mr. Dorman will be the principal financial officer of Element Solutions.
Mr. Dorman, age 30, has served as Corporate Treasurer and VP, Investor Relations of Element Solutions since February 2018 after having served as Senior Director, Corporate Development from April 2017 to February 2018 and as Director - Corporate Development from April 2015 to April 2017. In his prior roles, Mr. Dorman’s responsibilities included capital markets, corporate development, financial planning, investor relations and merger integration. Prior to joining Element Solutions in April 2015, Mr. Dorman worked for Taconic Capital Advisors, a global institutional investment firm, from December 2013 to April 2015, and for Goldman Sachs & Co. from June 2011 to November 2013. Mr. Dorman holds B.A.s in Engineering and in Economics from Brown University.
In connection with Mr. Dorman's appointment as Chief Financial Officer, Mr. Dorman received an executive equity award, consisting of 113,637 performance-based restricted stock units (the "PRSUs"), which terms and conditions are generally consistent with the terms and conditions applicable to the January 30, 2019 executive equity grants previously disclosed in Element Solutions' Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on February 5, 2019 (the "Executive PRSUs"). The summary of the other terms and conditions of the Executive PRSUs, as previously disclosed and applicable to the PRSUs, are incorporated herein by reference. The description of the PRSUs is qualified in its entirety by reference to this summary.
The PRSUs were granted under Element Solutions' Amended and Restated 2013 Incentive Compensation Plan (the "2013 Plan") pursuant to the terms and conditions of a Performance-Based Restricted Stock Unit Award Agreement, a form of which was filed as Exhibit 10.2 to Element Solutions' Current Report on Form 8-K filed with the SEC on March 25, 2016 and incorporated herein by reference. The description of the PRSUs is also qualified in its entirety by reference to the full text of the 2013 Plan, a summary of which was included in Proposal 4 in Element Solutions' definitive proxy statement filed with the SEC on April 25, 2014, and a copy of which was filed as Appendix A to such definitive proxy statement. Both the summary and copy of the 2013 Plan are incorporated herein by reference.
There is no arrangement or understanding between Mr. Dorman and any other person pursuant to which he was appointed as Chief Financial Officer. There has been no transaction, or proposed transaction, since January 1, 2018, to which Mr. Dorman or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with Element Solutions within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Dorman and any of Element Solutions' other directors, executive officers or persons nominated or chosen by Element Solutions to become directors or executive officers.
Departure of Chief Human Resources Officer
On March 12, 2019, in connection with transition planning for his expected retirement, J. David Tolbert resigned as Chief Human Resources Officer of Element Solutions, effective immediately. Mr. Tolbert will remain an employee of the Company in a transition role pending completion of the transition of his duties to his successor. The retirement of Mr. Tolbert, who is a named executive officer of Element Solutions, is not the result of any dispute or disagreement with Element Solutions on any matter relating to its operations, policies or practices.
Item 8.01. Other Events
On March 12, 2019, the Company issued a press release announcing the appointment of Carey Dorman as Chief Financial Officer of Element Solutions and the Company's planned 2019 investor day. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Exhibit Title
10.1†
Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan (filed as Appendix A to Element Solutions' Definitive Proxy Statement filed on April 25, 2014, and incorporated herein by reference)

10.2†	Form of Performance-Based Restricted Stock Unit Award Agreement (filed as Exhibit 10.2 to Element Solutions' Current Report on Form 8-K filed on March 25, 2016, and incorporated herein by reference)
99.1	Press release, issued on March 12, 2019, announcing the appointment of Carey Dorman as Chief Financial Officer of Element Solutions and the Company's planned 2019 investor day
† This Exhibit represents a management contract or a compensatory plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC
(Registrant)
March 12, 2019	/s/ John E. Capps
(Date)	John E. Capps
Executive Vice President, General Counsel and Secretary